SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2003

IMCO RECYCLING INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 401-7200

EXPLANATORY NOTE

This Amendment on Form 8-K/A-2 of IMCO Recycling Inc. (the “Company”) amends the Company’s Form 8-K dated March 14, 2003 that was filed with the Securities and Exchange Commission on March 31, 2003 and subsequently amended pursuant to Form 8-K/A-1 that was filed with the Securities and Exchange Commission on May 27, 2003, by amending and restating Item 7(c) thereof in its entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

2.1	**	Agreement dated March 14, 2003 by and among IMCO Recycling Holding B.V.,VAW-IMCO Guss and Recycling GmbH and Hydro Aluminium Deutschland GmbH. (Confidential treatment has been requested with respect to certain portions of this agreement. Such portions have been redacted and marked with an asterik. The non-redacted version of this agreement was sent to the Securities and Exchange Commission pursuant to an application for confidential treatment.)

23.1	*	Consent of Ernst & Young AG Wirtschaftsprüfungsgesellschaft.

99.1	*	Audited financial statements for three years ended December 31, 2002 of VAW-IMCO Guss und Recycling GmbH, Grevenbroich, Germany, including report of independent public accountants; balance sheets as of December 31, 2002 and 2001; statements of income, cash flows and shareholders’ equity for the years ended December 31, 2002, 2001 and 2000; and notes to such financial statements.

**	Filed herewith
*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCO RECYCLING INC.

/s/ Robert R. Holian
Robert R. Holian Senior Vice President and Controller

Dated: January 29, 2004

INDEX TO EXHIBITS

2.1	**	Agreement dated March 14, 2003 by and among IMCO Recycling Holding B.V.,VAW-IMCO Guss and Recycling GmbH and Hydro Aluminium Deutschland GmbH. (Confidential treatment has been requested with respect to certain portions of this agreement. Such portions have been redacted and marked with an asterik. The non-redacted version of this agreement was sent to the Securities and Exchange Commission pursuant to an application for confidential treatment.)

23.1	*	Consent of Ernst & Young AG Wirtschaftsprüfungsgesellschaft.

99.1	*	Audited financial statements for three years ended December 31, 2002 of VAW-IMCO Guss und Recycling GmbH, Grevenbroich, Germany, including report of independent public accountants; balance sheets as of December 31, 2002 and 2001; statements of income, cash flows and shareholders’ equity for the years ended December 31, 2002, 2001 and 2000; and notes to such financial statements.

**	Filed herewith
*	Previously filed